Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 29, 2006, except for Notes 4 and 22, as to which the dates are July 28, 2006, relating to the financial statements and financial statement schedule of Worldwide Excellerated Leasing Ltd. and subsidiaries, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Tulsa, Oklahoma
August 1, 2006